EXHIBIT 21

                    SUBSIDIARIES OF PRECISION CASTPARTS CORP.


                                                                                             State or
                                                       Approximate Percentage             Jurisdiction of
                                                        of Voting Securities               Incorporation
Name of Subsidiary                                              Owned                     or Organization

----------------------------------------------------------------------------------------------------------
PCC Structurals, Inc.                                           100%                          Oregon
PCC France, S.A.                                                100%                          France
PCC Airfoils, Inc.                                              100%                           Ohio
AETC Limited                                                    100%                      United Kingdom
PCC Flow Technologies, Inc.                                     100%                         Delaware
Crown Pump Corp.                                                100%                           Texas
PCC Valves & Controls, Inc.                                     100%                           Texas
Johnston Pump Company, Inc.                                     100%                        California
General Valve Company, Inc.                                     100%                        California
Paco Pumps, Inc.                                                100%                         Delaware
Newman's International, Inc.                                    100%                         Delaware
Newman's, Inc.                                                  100%                         Delaware
Newman's Valve, Limited                                         100%                          Canada
Techno Corporation                                              100%                         Delaware
Barber Industries, Inc.                                         100%                          Canada
TBV, Inc.                                                       100%                         Delaware
Environment-One Corporation                                     100%                         New York
Technova AG                                                     100%                        Switzerland
Technova GmbH                                                   100%                          Germany
TBV Newmans Europe                                              100%                          Belgium
PCC Ball Valves S.r.l.                                          100%                           Italy
Interval AG                                                     100%                        Switzerland
Otto Vogeli Industriearmaturen GmbH                             100%                          Germany
Technova USA Inc.                                               100%                         Louisiana
Valtac Ltd.                                                     100%                      United Kingdom
PCC Flow Technologies Limited                                   100%                      United Kingdom
PCC Specialty Products, Inc.                                    100%                         Delaware
PCC Olofsson, Inc.                                              100%                         Delaware
PCC Pittler Maschinenfabrik GmbH                                100%                          Germany
J&L Fiber Services, Inc.                                        100%                         Wisconsin
Advanced Forming Technology, Inc.                               100%                         Colorado
Wyman-Gordon Company                                            100%                       Massachusetts
Precision Founders, Inc.                                        100%                        California
Wyman-Gordon Forgings, Inc.                                     100%                         Delaware
Wyman-Gordon (Delaware) Limited                                 100%                  United Kingdom/Delaware
Cameron Forged Products Limited                                 100%                      United Kingdom
Cypress Extrusion Press Corporation                             100%                         Delaware
Wyman-Gordon Composites, Inc.                                   100%                         Delaware
Scaled Manufacturing, Inc.                                      100%                         Delaware
Wyman-Gordon Composite Technologies, Inc.                       100%                        California
Scaled Composites, Inc.                                         100%                        California
Reisner Metals, Inc.                                            100%                        California
Wyman-Gordon Investment Castings, Inc.                          100%                         Delaware
Precision Receivables Corp.                                     100%                          Oregon
